Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-87542 of BioSante Pharmaceuticals, Inc. on Form SB-2 of our report dated February 15, 2002 (May 31, 2002 as to Note 14) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the development stage nature of BioSante), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Chicago, Illinois
August 21, 2002